File Pursuant to Rule 433
                                                         File No.: 333-130755-10


December 20, 2007

UPDATE to the Structural and Collateral Information Free Writing Prospectus dated December 2007 (the "Term Sheet FWP") and the Free Writing Prospectus dated December 14, 2007 (the "December 14 FWP")

Banc of America Commercial Mortgage Inc., Commercial Mortgage
Pass-Through Certificates, Series 2007-5 - $1.86B** NEW ISSUE CMBS - Structural and Collateral Update

Structural Update

1. Class Sizes. The Class sizes will be as follows:

                  Class A-1      $   25,000,000
                  Class A-2      $   77,000,000
                  Class A-3      $  281,000,000
                  Class A-SB     $   48,322,000
                  Class A-4      $  612,000,000
                  Class A-1A     $  257,694,000
                  Class A-M      $  185,850,000
                  Class A-J      $  139,405,000
                  Class XW       $1,858,595,583
                  Class B        $   20,909,000
                  Class C        $   13,939,000
                  Class D        $   20,909,000
                  Class E        $   18,585,000
                  Class F        $   11,616,000
                  Class G        $   18,585,000
                  Class H        $   20,909,000
                  Class J        $   16,262,000
                  Class K        $   18,585,000
                  Class L        $   11,616,000
                  Class M        $    6,969,000
                  Class N        $    4,646,000
                  Class O        $    6,969,000
                  Class P        $    2,323,000
                  Class Q        $    4,646,000
                  Class S        $   34,856,583

2. Class A-SB Schedule. APPENDIX A to this Update contains the revised Class A-SB Planned Principal Balance Table (replacing ANNEX D to the December 14 FWP).

Collateral Update

1. Summary Pool Information. APPENDIX B to this Update contains certain updated information concerning the Mortgage Pool.

2. Sawgrass Mills Split Mortgage Loan Update. With respect to Loan No. 3407000, with a Cut-off Date Balance of $132,647,059 (which represented 7.1% of the Initial Pool Balance and 8.3% of the Group 1 Balance), which is referred to in the December 14 FWP as "Sawgrass Mills Split Mortgage Loan", the designation of the pari passu note included in the Trust Fund has been changed from "Note A-4" to "Note A-5".

3. Amortization Schedule of the Green Oak Village Place Mortgage Loan. APPENDIX C to this Update contains the Amortization Schedule of the Green Oak Village Place Mortgage Loan (which will be the new ANNEX E to the December 14 FWP and the former ANNEX E to the December 14 FWP will become ANNEX F).

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a "when, as and if issued" basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC and the other underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and subject to change. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their respective affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

IRS CIRCULAR 230 NOTICE: THIS MATERIAL IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS MATERIAL IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

APPENDIX A

                      Class A-SB Planned Principal Balance

        Period               Date                 Ending Balance(1)
        ------               ----                 -----------------
           1              01/10/2008               $ 48,322,000.00
           2              02/10/2008               $ 48,322,000.00
           3              03/10/2008               $ 48,322,000.00
           4              04/10/2008               $ 48,322,000.00
           5              05/10/2008               $ 48,322,000.00
           6              06/10/2008               $ 48,322,000.00
           7              07/10/2008               $ 48,322,000.00
           8              08/10/2008               $ 48,322,000.00
           9              09/10/2008               $ 48,322,000.00
          10              10/10/2008               $ 48,322,000.00
          11              11/10/2008               $ 48,322,000.00
          12              12/10/2008               $ 48,322,000.00
          13              01/10/2009               $ 48,322,000.00
          14              02/10/2009               $ 48,322,000.00
          15              03/10/2009               $ 48,322,000.00
          16              04/10/2009               $ 48,322,000.00
          17              05/10/2009               $ 48,322,000.00
          18              06/10/2009               $ 48,322,000.00
          19              07/10/2009               $ 48,322,000.00
          20              08/10/2009               $ 48,322,000.00
          21              09/10/2009               $ 48,322,000.00
          22              10/10/2009               $ 48,322,000.00
          23              11/10/2009               $ 48,322,000.00
          24              12/10/2009               $ 48,322,000.00
          25              01/10/2010               $ 48,322,000.00
          26              02/10/2010               $ 48,322,000.00
          27              03/10/2010               $ 48,322,000.00
          28              04/10/2010               $ 48,322,000.00
          29              05/10/2010               $ 48,322,000.00
          30              06/10/2010               $ 48,322,000.00
          31              07/10/2010               $ 48,322,000.00
          32              08/10/2010               $ 48,322,000.00
          33              09/10/2010               $ 48,322,000.00
          34              10/10/2010               $ 48,322,000.00
          35              11/10/2010               $ 48,322,000.00
          36              12/10/2010               $ 48,322,000.00
          37              01/10/2011               $ 48,322,000.00
          38              02/10/2011               $ 48,322,000.00
          39              03/10/2011               $ 48,322,000.00
          40              04/10/2011               $ 48,322,000.00
          41              05/10/2011               $ 48,322,000.00
          42              06/10/2011               $ 48,322,000.00
          43              07/10/2011               $ 48,322,000.00
          44              08/10/2011               $ 48,322,000.00
          45              09/10/2011               $ 48,322,000.00
          46              10/10/2011               $ 48,322,000.00
          47              11/10/2011               $ 48,322,000.00
          48              12/10/2011               $ 48,322,000.00
          49              01/10/2012               $ 48,322,000.00
          50              02/10/2012               $ 48,322,000.00
          51              03/10/2012               $ 48,322,000.00
          52              04/10/2012               $ 48,322,000.00
          53              05/10/2012               $ 48,322,000.00
          54              06/10/2012               $ 48,322,000.00
          55              07/10/2012               $ 48,322,000.00
          56              08/10/2012               $ 48,322,000.00
          57              09/10/2012               $ 48,322,000.00
          58              10/10/2012               $ 48,322,000.00
          59              11/10/2012               $ 48,322,000.00
          60              12/10/2012               $ 47,630,802.53
          61              01/10/2013               $ 46,782,276.00
          62              02/10/2013               $ 45,929,191.84
          63              03/10/2013               $ 44,634,855.77
          64              04/10/2013               $ 43,770,236.08
          65              05/10/2013               $ 42,755,789.62
          66              06/10/2013               $ 41,881,076.15
          67              07/10/2013               $ 40,827,966.47
          68              08/10/2013               $ 39,918,142.86
          69              09/10/2013               $ 39,003,447.01
          70              10/10/2013               $ 37,935,424.04
          71              11/10/2013               $ 37,010,109.92
          72              12/10/2013               $ 35,931,756.01
          73              01/10/2014               $ 34,995,711.08
          74              02/10/2014               $ 34,054,653.04
          75              03/10/2014               $ 32,665,833.77
          76              04/10/2014               $ 31,712,297.02
          77              05/10/2014               $ 30,606,484.16
          78              06/10/2014               $ 29,641,917.46
          79              07/10/2014               $ 28,641,917.46
          80              08/10/2014               $ 27,641,917.46
          81              09/10/2014               $ 26,641,917.46
          82              10/10/2014               $ 26,221,761.75
          83              11/10/2014               $ 25,369,129.38
          84              12/10/2014               $ 24,387,257.94
          85              01/10/2015               $ 23,524,780.76
          86              02/10/2015               $ 22,657,674.98
          87              03/10/2015               $ 21,413,333.42
          88              04/10/2015               $ 20,534,896.12
          89              05/10/2015               $ 19,527,917.68
          90              06/10/2015               $ 18,639,361.38
          91              07/10/2015               $ 17,622,537.61
          92              08/10/2015               $ 16,723,754.78
          93              09/10/2015               $ 15,820,147.80
          94              10/10/2015               $ 14,788,680.41
          95              11/10/2015               $ 13,874,686.96
          96              12/10/2015               $ 12,833,114.00
          97              01/10/2016               $ 11,908,623.69
          98              02/10/2016               $ 10,979,170.77
          99              03/10/2016               $  9,800,384.38
          100             04/10/2016               $  8,859,614.73
          101             05/10/2016               $  7,791,989.73
          102             06/10/2016               $  6,840,438.63
          103             07/10/2016               $  5,762,323.78
          104             08/10/2016               $  4,799,876.66
          105             09/10/2016               $  3,832,262.44
          106             10/10/2016               $  2,738,518.88
          107             11/10/2016               $  1,759,837.89
          108             12/10/2016               $    655,326.85
          109             01/10/2017               $          0.00
  --------------------
  (1) Amounts may vary from actual amounts due to rounding.

APPENDIX B

    Loan Number     Property Name                              Characteristics
-----------------------------------------------------------------------------------------------------------
        21261       Broadway Plaza Retail Center               % of Loan Group
        24130       Budget Storage Portfolio I                 % of Loan Group
      3403431       The Pointe at Bridgeport                   % of Pool
      3403670       Green Oak Village Place                    Balance at Maturity
      3403670       Green Oak Village Place                    Bal Per Unit
      3403670       Green Oak Village Place                    LTV Balloon Value
      3403670       Green Oak Village Place                    LTV Cutoff Value
      3403670       Green Oak Village Place                    Cutoff Balance
      3403670       Green Oak Village Place                    % of Pool
      3403670       Green Oak Village Place                    Existing Additional Debt Amount
      3403670       Green Oak Village Place                    % of Loan Group
      3403670       Green Oak Village Place                    Original Principal Balance
      3403670       Green Oak Village Place                    Current Monthly Debt Service
      3403670       Green Oak Village Place                    UW Financials DSCR Cash Flow
      3403670       Green Oak Village Place                    UW Financials DSCRNOI
      3404354       Issaquah Highlands Town Center             % of Loan Group
      3407581       Northbelt Corporate Center                 % of Loan Group
      3407919       Gander Mountain Waukesha                   % of Loan Group
      3409088       Frontier Dental                            LockBox
      3409088       Frontier Dental                            Property Manager
      3409088       Frontier Dental                            Borrower Principals

    Loan Number     December 14 FWP                            Prospectus Supplement
---------------------------------------------------------------------------------------------------------
       21261        0.2%                                       0.3%
       24130        0.5%                                       0.6%
      3403431       1.3%                                       1.4%
      3403670       65,441,869.67                              62,938,462.03
      3403670       223.4                                      214.3
      3403670       68.9%                                      66.3%
      3403670       67.8%                                      65.4%
      3403670       70,400,000.00                              67,525,000.00
      3403670       3.8%                                       3.6%
      3403670       4,600,000                                  7,475,000
      3403670       4.4%                                       4.2%
      3403670       70,400,000.00                              67,525,000.00
      3403670       396,835.13                                 377,832.18
      3403670       1.15                                       1.20
      3403670       1.19                                       1.24
      3404354       0.7%                                       0.8%
      3407581       0.8%                                       0.9%
      3407919       0.5%                                       0.6%
      3409088       None                                       Springing
      3409088       Frontier Dental Management Company         Frontier Dental Management Co., Inc.
      3409088       Cohen-Sedgh, Solyman ; Manavi, Farhad;     Cohen-Sedgh, D.D.S., Soleyman; Manavi,
                    Pakravan, Farid                             D.D.S., Farhad; Pakravan, D.D.S., Farid

 APPENDIX C

             Amortization Schedule of the Green Oak Village Place Mortgage Loan

     Period             Date                Ending Balance(1)           Principal(1)
     ------             ----                -----------------           ------------
        1            02/01/2007             $   67,525,000             $           -
        2            03/01/2007             $   67,525,000             $           -
        3            04/01/2007             $   67,525,000             $           -
        4            05/01/2007             $   67,525,000             $           -
        5            06/01/2007             $   67,525,000             $           -
        6            07/01/2007             $   67,525,000             $           -
        7            08/01/2007             $   67,525,000             $           -
        8            09/01/2007             $   67,525,000             $           -
        9            10/01/2007             $   67,525,000             $           -
       10            11/01/2007             $   67,525,000             $           -
       11            12/01/2007             $   67,525,000             $           -
       12            01/01/2008             $   67,525,000             $           -
       13            02/01/2008             $   67,525,000             $           -
       14            03/01/2008             $   67,525,000             $           -
       15            04/01/2008             $   67,525,000             $           -
       16            05/01/2008             $   67,525,000             $           -
       17            06/01/2008             $   67,525,000             $           -
       18            07/01/2008             $   67,525,000             $           -
       19            08/01/2008             $   67,525,000             $           -
       20            09/01/2008             $   67,525,000             $           -
       21            10/01/2008             $   67,525,000             $           -
       22            11/01/2008             $   67,525,000             $           -
       23            12/01/2008             $   67,525,000             $           -
       24            01/01/2009             $   67,525,000             $           -
       25            02/01/2009             $   67,525,000             $           -
       26            03/01/2009             $   67,525,000             $           -
       27            04/01/2009             $   67,525,000             $           -
       28            05/01/2009             $   67,525,000             $           -
       29            06/01/2009             $   67,525,000             $           -
       30            07/01/2009             $   67,525,000             $           -
       31            08/01/2009             $   67,525,000             $           -
       32            09/01/2009             $   67,525,000             $           -
       33            10/01/2009             $   67,525,000             $           -
       34            11/01/2009             $   67,525,000             $           -
       35            12/01/2009             $   67,525,000             $           -
       36            01/01/2010             $   67,525,000             $           -
       37            02/01/2010             $   67,525,000             $           -
       38            03/01/2010             $   67,525,000             $           -
       39            04/01/2010             $   67,525,000             $           -
       40            05/01/2010             $   67,525,000             $           -
       41            06/01/2010             $   67,525,000             $           -
       42            07/01/2010             $   67,525,000             $           -
       43            08/01/2010             $   67,525,000             $           -
       44            09/01/2010             $   67,525,000             $           -
       45            10/01/2010             $   67,525,000             $           -
       46            11/01/2010             $   67,525,000             $           -
       47            12/01/2010             $   67,525,000             $           -
       48            01/01/2011             $   67,525,000             $           -
       49            02/01/2011             $   67,525,000             $           -
       50            03/01/2011             $   67,525,000             $           -
       51            04/01/2011             $   67,525,000             $           -
       52            05/01/2011             $   67,525,000             $           -
       53            06/01/2011             $   67,525,000             $           -
       54            07/01/2011             $   67,525,000             $           -
       55            08/01/2011             $   67,525,000             $           -
       56            09/01/2011             $   67,525,000             $           -
       57            10/01/2011             $   67,525,000             $           -
       58            11/01/2011             $   67,525,000             $           -
       59            12/01/2011             $   67,525,000             $           -
       60            01/01/2012             $   67,525,000             $           -
       61            02/01/2012             $   67,463,409             $      61,591
       62            03/01/2012             $   67,380,425             $      82,983
       63            04/01/2012             $   67,318,134             $      62,292
       64            05/01/2012             $   67,245,016             $      73,118
       65            06/01/2012             $   67,182,068             $      62,948
       66            07/01/2012             $   67,108,312             $      73,756
       67            08/01/2012             $   67,044,701             $      63,611
       68            09/01/2012             $   66,980,782             $      63,919
       69            10/01/2012             $   66,906,082             $      74,700
       70            11/01/2012             $   66,841,491             $      64,591
       71            12/01/2012             $   66,766,138             $      75,353
       72            01/01/2013             $   66,700,869             $      65,269
       73            02/01/2013             $   66,635,284             $      65,585
       74            03/01/2013             $   66,538,129             $      97,155
       75            04/01/2013             $   66,471,755             $      66,374
       76            05/01/2013             $   66,394,667             $      77,087
       77            06/01/2013             $   66,327,598             $      67,069
       78            07/01/2013             $   66,249,835             $      77,763
       79            08/01/2013             $   66,182,064             $      67,771
       80            09/01/2013             $   66,113,964             $      68,100
       81            10/01/2013             $   66,035,199             $      78,765
       82            11/01/2013             $   65,966,387             $      68,811
       83            12/01/2013             $   65,886,930             $      79,458
       84            01/01/2014             $   65,817,400             $      69,530
       85            02/01/2014             $   65,747,533             $      69,867
       86            03/01/2014             $   65,646,492             $     101,041
       87            04/01/2014             $   65,575,797             $      70,695
       88            05/01/2014             $   65,494,508             $      81,289
       89            06/01/2014             $   65,423,076             $      71,432
       90            07/01/2014             $   65,341,070             $      82,006
       91            08/01/2014             $   65,268,895             $      72,175
       92            09/01/2014             $   65,196,370             $      72,525
       93            10/01/2014             $   65,113,301             $      83,069
       94            11/01/2014             $   65,040,022             $      73,279
       95            12/01/2014             $   64,956,220             $      83,802
       96            01/01/2015             $   64,882,179             $      74,040
       97            02/01/2015             $   64,807,780             $      74,399
       98            03/01/2015             $   64,702,625             $     105,155
       99            04/01/2015             $   64,627,356             $      75,269
       100           05/01/2015             $   64,541,618             $      85,738
       101           06/01/2015             $   64,465,569             $      76,050
       102           07/01/2015             $   64,379,072             $      86,496
       103           08/01/2015             $   64,302,235             $      76,837
       104           09/01/2015             $   64,225,025             $      77,210
       105           10/01/2015             $   64,137,401             $      87,625
       106           11/01/2015             $   64,059,392             $      78,009
       107           12/01/2015             $   63,970,990             $      88,401
       108           01/01/2016             $   63,892,175             $      78,815
       109           02/01/2016             $   63,812,978             $      79,197
       110           03/01/2016             $   63,713,445             $      99,533
       111           04/01/2016             $   63,633,382             $      80,063
       112           05/01/2016             $   63,542,982             $      90,399
       113           06/01/2016             $   63,462,093             $      80,889
       114           07/01/2016             $   63,370,890             $      91,203
       115           08/01/2016             $   63,289,167             $      81,723
       116           09/01/2016             $   63,207,047             $      82,119
       117           10/01/2016             $   63,114,649             $      92,399
       118           11/01/2016             $   63,031,683             $      82,965
       119           12/01/2016             $   62,938,462             $      93,221
       120           01/01/2017             $            -             $  62,938,462

-------------------------------------------------
(1) Amounts may vary from actual amounts due to rounding.